UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2016

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT

(Address of principal executive offices)

84120

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 4, 2016, Great Basin Scientific, Inc. (the “Company”) entered into, or will enter into, certain warrant exchange agreements (the “Exchange Agreements”), each by and between the Company and a holder of its outstanding Series E Warrants, pursuant to which the Company and each such holder agreed to exchange outstanding Series E Warrants for shares of common stock of the Company. The Series E Warrants were previously issued by the Company to such holders on February 24, 2016 as part of the Company’s previously announced public offering of 39.2 million units, each unit consisting of one share of common stock and 1.5 Series E Warrants (the “Unit Offering”). At the time of closing the Company will issue a press release confirming the exchange.

Pursuant to the Exchange Agreements, the Company anticipates issuing, at a closing to occur on or about the date of this filing, 650,160 shares of common stock of the Company in exchange for the surrender by the holders to the Company of Series E Warrants exercisable to acquire approximately 1,680,000 shares of common stock of the Company (representing an exchange ratio of one share of common stock for each 2.584 shares of common stock underlying the surrendered Series E Warrants). At such closing the surrendered Series E Warrants will be immediately cancelled by the Company and will no longer be outstanding. Following the exchange under the Exchange Agreements, there will be no Series E Warrants issued and outstanding.

The exchange of the Series E Warrants for 650,160 shares of common stock of the Company is being made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) thereof based on the representations of the holders. No commission or other remuneration will be paid or given directly or indirectly for soliciting the exchange. Other than the surrendered Series E Warrants, the Company will not receive any compensation for the issuance of the shares of common stock.

Each Exchange Agreement contains a lock-up provision pursuant to which the holder signatory thereto agrees, on behalf of itself and certain of its affiliates, not to, for a period of three (3) trading days commencing on the closing date of the exchange, to sell, dispose or otherwise transfer more than their pro-rata portion (based upon the aggregate number of shares of common stock acquired by holders pursuant to the Exchange Agreements) of 30% of the daily trading volume of the common stock for any trading day unless in a sale or transfer at a price greater than $7.50 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof).

The Exchange Agreements contain customary representations, warranties and convenants.

The foregoing is a summary description of the material terms of the Exchange Agreement and is qualified in its entirety by the text of the form of Exchange Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

10.1	Form of Warrant Exchange Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: April 4, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	Form of Warrant Exchaneg Agreement